UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 11, 2019

Silver bull resources, inc.

(Exact name of registrant as specified in its charter)

Nevada	001-33125	91-1766677
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

777 Dunsmuir Street, Suite 1610 Vancouver, B.C.		V7Y 1K4
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	604-687-5800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 11, 2019, Silver Bull Resources, Inc. (the “Company”) and its subsidiary Minera Metalin S.A. de C.V. (“Minera Metalin”) issued a notice of force majeure to South32 International Investment Holdings Pty Ltd (“South32”) pursuant to the previously announced Option Agreement, dated as of June 1, 2018, and amended effective as of March 20, 2019, by and among the Company, Minera Metalin, Contratistas de Sierra Mojada S.A. de C.V., a subsidiary of the Company, and South32 (the “Option Agreement”). Due to a blockade by a cooperative of local miners called Sociedad Cooperativa de Exploración Minera Mineros Norteños, S.C.L., the Company has temporarily halted all work on the Sierra Mojada project. The notice of force majeure was issued because of the blockade’s impact on the ability of the Company and Minera Metalin to perform their obligations under the Option Agreement. Pursuant to the Option Agreement, any time period provided for in the Option Agreement will generally be extended by a period equal to the period of delay caused by the event of force majeure.

On September 30, 2019, the Company issued a press release regarding the blockade. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Press release, dated as of September 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Bull resources, inc.

Date: October 15, 2019	By:	/s/ Sean Fallis
	Name:	Sean Fallis
	Title:	Chief Financial Officer